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                   [Printed on Ernst & Young LLP Letterhead]
                                                                    EXHIBIT 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Helmerich & Payne, Inc. 2000 Stock Incentive Plan of our report dated November 17, 2000, with respect to the consolidated financial statements of Helmerich & Payne, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended September 30, 2000 filed with the Securities and Exchange Commission.


                                                               Ernst & Young LLP

Tulsa, Oklahoma
June 14, 2001